UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 18, 2012

MANTRA VENTURE GROUP LTD.
(Exact name of registrant as specified in its charter)

British Columbia	000-53461	26-0592672
(State or other jurisdiction of	(Commission File Number)	(IRS Employer
incorporation)		Identification No.)

#562 – 800 15355 24th Avenue, Surrey, British Columbia, Canada	V4A 2H9
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (604) 560-1503

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[     ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[     ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[     ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01	Entry into Material Definitive Agreement

On October 28, 2008 Mantra Venture Group Ltd., (“we”, “us”, “our”) entered into a convertible debenture with Stichting Administratiekantoor Carlos Bijl (“Bijl”) for a principal amount of $150,000 and an annual interest rate of 10% (the “Convertible Debenture”). Bijl started an action in the Supreme Court of British Columbia for non-payment of the Convertible Debenture.

On July 18, 2012 we entered into a settlement agreement dated July 16, 2012 (the “Settlement Agreement”) pursuant to which:

  the due date of the Convertible Debenture would be extended to April 11, 2013;

  within 5 business days we pay $43,890.41 representing net interest to and including September 30, 2012, less $15,000 we forwarded to Bijl on February 16, 2012;

  commencing on October 31, 2012 we will pay accrued monthly interest at 10% per annual until April 11, 2013;

  we will pay a $10,000 premium on the $150,000 principal of the Convertible Debenture when we satisfy it on April 11, 2013.

The description of the settlement agreement contained in this Item 1.01 is a summary and is qualified in its entirety by reference to the copy of the settlement agreement that is attached hereto as an exhibit, and which is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits

10.1	Settlement Agreement with Stichting Administratiekantoor Carlos Bijl dated July 16, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MANTRA VENTURE GROUP LTD.

/s/ Larry Kristof
Larry Kristof
President and Director

Date: July 23, 2012